As filed with the Securities and Exchange Commission on July 18, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

CONCERO INC.
 (Exact name of registrant as specified in its charter)

                                 Delaware                                                                                               74-2796054
                          (State or other jurisdiction                                                             (IRS Employer Identification No.)
                          of incorporation or organization)

6300 Bridgepoint Parkway,
Building 3, Suite 200
Austin, Texas 78730
(Address of principal executive offices) (Zip Code)

1996 STOCK OPTION/STOCK ISSUANCE PLAN
(Amended and Restated as of May 23, 2001)
(Full title of the Plan)

Timothy D. Webb
President and Chief Executive Officer
Concero Inc.
6300 Bridgepoint Parkway
Building 3, Suite 200
Austin, Texas 78730
(Name and address of agent for service)
(512) 343-6666
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                     Proposed              Proposed
                                               Amount to be       Maximum Offering     Maximum Aggregate         Amount of
    Title of Securities to be Registered     Registered(1)         Price per Share        Offering Price       Registration Fee
   1996 Stock Option/Stock Issuance Plan
   Common Stock, $0.01 par value             813,009 shares          $0.6    (2)           $487,805.40 (2)         $121.96
=======================================================================================================================
  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 13, 2001, as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

      Concero Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  The Registrant's Annual Report on Form 10-K filed with the Commission on March 27, 2001 for the fiscal year ended December 31, 2000;

  The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 15, 2001 for the fiscal period ended March 31, 2001; and

  The Registrant's Registration Statement No. 000-22327 on Form 8-A filed with the Commission on May 29, 1997, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law ("DGCL"), its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under Delaware law, the directors have a fiduciary duty to the Registrant that is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant maintains liability insurance for its officers and directors.

     The Certificate of Incorporation also provides that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Registrant's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Registrant includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Registrant.

     Section 145 of the DGCL generally allows the Registrant to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings (even though less than a quorum), or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits

Exhibit Number     Exhibit

    4                         Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-
                               22327 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item
                               3(c) to this Registration Statement.
    5                        Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1                   Consent of Ernst & Young LLP, Independent Auditors.
    23.2                   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                      Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
    99.m                   1996 Stock Option/Stock Issuance Plan (Amended and Restated as of April 18, 2001).

Item 9. Undertakings

  The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registran's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 18th day of July, 2001.

              CONCERO, INC.

                                    By:    /s/ Timothy D.Webb
              Timothy D. Webb
                                              President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Concero, Inc., a Delaware corporation, do hereby constitute and appoint Timothy D. Webb and Keith D. Thatcher and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                                    Date

/s/ Timothy D. Webb                        President, Chief Executive Officer  and                 July 18, 2001
-------------------------------------
Timothy D. Webb                            Director (Principal Executive Officer)

/s/Keith D. Thatcher                       Chief Financial Officer, Vice President of              July 18, 2001
-------------------------------------
Keith D. Thatcher                          Finance and Treasurer (Principal Financial
                                           Officer)

/c/ Colleen M. Serrata                     Controller (Principal Accounting Officer)               July 18, 2001
-------------------------------------
Colleen M. Serrata

/s/Wade E. Saadi                           Chairman of the Board of Directors                      July 18, 2001
-------------------------------------
Wade E. Saadi

/s/Edward C. Ateyeh, Jr.                   Director                                                July 18, 2001
-------------------------------------
Edward C. Ateyeh, Jr.

                                           Director                                                July 18, 2001
-------------------------------------
Dr. W. Frank King

/s/ Thomas A. Herring                      Director                                                July 18, 2001
-------------------------------------
Thomas A. Herring

/s/Kevin B. Kurtzman                       Director                                                July 18, 2001
-------------------------------------
Kevin B. Kurtzman

/s/Michael J. Maples                       Director                                                July 18, 2001
-------------------------------------
Michael J. Maples

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

CONCERO INC.

EXHIBIT INDEX

Exhibit Number     Exhibit

    4                         Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-
                               22327 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item
                               3(c) to this Registration Statement.
    5                        Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1                   Consent of Ernst & Young LLP, Independent Auditors.
    23.2                   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                      Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
    99.m                   1996 Stock Option/Stock Issuance Plan (Amended and Restated as of April 18, 2001).